UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2025

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42552	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 W. 76th Street, Suite 118,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(952)	656-1029

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.              Entry into a Material Definitive Agreement.

On September 25, 2025, Sanuwave Health, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, as a borrower, Sanuwave, Inc., as a guarantor, SanuWave Services, LLC, as a guarantor, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement provides for a $23.0 million secured term loan (the “Term Loan”) that matures September 25, 2029 and a $5.0 million secured revolving credit facility (the “Revolver” and together with the Term Loan, the “Facility”) that matures September 25, 2027. Availability under the Revolver is subject to a borrowing base composed of eligible accounts receivable. Proceeds of the Facility may be used for working capital and other general corporate purposes and were used at the initial closing, together with cash on hand, to repay all outstanding indebtedness and other obligations under the NWPSA (as defined in Item 1.02 below) and to pay fees and expenses related to the Credit Agreement.

Loans made under the Facility will accrue interest at a rate per annum equal to either, at the Company’s option, a term rate based upon the secured overnight financing rate (“SOFR”) plus a margin of 3.50% or base rate (generally determined according to the higher of the prime rate and 2.5%) plus a margin of 2.50%. Interest is payable in arrears, in the case of loans bearing interest based on term SOFR, at the end of the applicable interest period, and, in the case of loans bearing interest based on the base rate, quarterly in arrears. Amortization on the Term Loan is payable in equal quarterly installments. The Company may prepay outstanding loans at any time without premium or penalty, subject to customary breakage costs in the case of borrowings bearing interest based on term SOFR.

The Company’s obligations under the Credit Agreement are secured by a lien on substantially all of its and the guarantors’ tangible and intangible assets, including the Company’s equity interests in its subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants that, among other things and subject to certain exceptions, limit the ability of the Company and its subsidiaries to incur additional indebtedness or liens or consummate certain mergers, consolidations and sales of assets. The Company is subject to compliance, as of the end of each quarter, with a maximum total leverage ratio of 2.50 to 1.00 and a minimum fixed charge coverage ratio of 1.25 to 1.00, as each such financial covenant is calculated on a consolidated basis for the most recently completed twelve-month period.

The Credit Agreement contains customary representations and warranties and events of default including, among others, payment defaults, breach of covenants, cross-default to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of a change in control of the Company. The occurrence of an event of default may result in the termination of the Facility, acceleration of repayment obligations and the exercise of remedies by the lenders.

Some of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company and its subsidiaries, for which they have received and will receive customary fees and commissions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01

Item 1.02.              Termination of a Material Definitive Agreement.

On September 25, 2025, in connection with the funding of the Term Loan and initial draw under the Revolver, the Company paid off all amounts due under and terminated in full all commitments under the Note and Warrant Purchase and Security Agreement, dated as of August 6, 2020, with the noteholders party thereto and NH Expansion Credit Fund Holdings LP, as agent (“NH Expansion”), and the related Secured Promissory Note issued to NH Expansion (collectively, the “NWPSA”). The description of the NWPSA contained in the Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed by the Company with the Securities and Exchange Commission is incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of the Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.              Regulation FD Disclosure.

On September 26, 2025, the Company issued a press release announcing the Credit Agreement.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 25, 2025, by and among Sanuwave Health, Inc., as a guarantor, Sanuwave, Inc., as a borrower, SanuWave Services, LLC, as a guarantor, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release dated September 26, 2025
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: September 26, 2025	By:	/s/ Morgan C. Frank
	Name:	Morgan C. Frank
	Title:	Chief Executive Officer
4